CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


      We hereby consent to the use in this Form 8-K of our report dated March 24, 2000, related to the financial statements of Emerald Capital Investments, Inc. for the year ended December 31, 1999 and 1998 and the cumulative amounts since December 29, 1995 (commencement of development stage), and to the reference of our firm under the caption "Experts" in the Prospectus.



                                    /s/ Tanner + Co.
                                    -----------------------------------
                                    TANNER + CO.


Salt Lake City, Utah
September 28, 2000


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